EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 24, 1999 relating to the financial statements and financial statement schedule, which appears in Tristar Corporation's Annual Report on Form 10-K for the year ended August 28, 1999.


PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
February 15, 2000